Exhibit 99.2

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Walgreens Appoints Barry Rosenstein of JANA Partners LLC to Board of Directors

As Company Progresses Toward Alliance Boots Merger

Rosenstein to join Walgreens board immediately; second new director to follow

DEERFIELD, Ill. September 8, 2014 – Walgreens (NYSE: WAG) (Nasdaq: WAG) today announced the appointment of Barry Rosenstein and a second new director to be named to its board of directors as the company continues moving forward to complete its merger with Alliance Boots GmbH.

“We are pleased to welcome Barry to the board in this pivotal moment for our company as we anticipate the completion of the Walgreens-Alliance Boots merger, establish an efficient global platform for pharmacy-led health and wellbeing, and launch a new generation of growth and value creation,” said James Skinner, chairman of the Walgreens board of directors. “We look forward to the experience and new perspectives he will bring to the board and company as we launch Walgreens Boots Alliance, Inc.”

Rosenstein is the founder and managing partner of JANA Partners LLC, an event-driven hedge fund located in New York with in excess of $11 billion in investments and commitments which focuses on companies with a compelling valuation and catalysts to realize value. Rosenstein graduated from Lehigh University Phi Beta Kappa and earned an MBA from the University of Pennsylvania’s Wharton School of Business.

“I look forward to serving as a voice for all shareholders in joining the Walgreens board,” Rosenstein said. “I am eager to work constructively with Greg, Stefano Pessina and the entire Walgreens board to help unlock greater value for shareholders and to help realize the exceptional future for these two iconic companies as they come together and move ahead.”

In connection with Mr. Rosenstein’s election, Walgreens entered into a Nomination and Support Agreement with JANA Partners, which, among other things, provides for the appointment of an additional independent director recommended by JANA Partners and agreed to by Walgreens, and that if there is a vacancy which the Walgreens board chooses to fill during the term of the agreement, such replacement director will be mutually agreed to by the company and JANA Partners. A copy of the agreement is being filed by Walgreens with the SEC on Form 8-K.

“We are very pleased to welcome Barry to the board,” Greg Wasson, Walgreens president and chief executive officer, said. “Barry’s experience and expertise in building shareholder value on behalf of companies will be important as we establish Walgreens Boots Alliance and carry out our Next Chapter plan for long-term growth and value creation. He will add tremendous value to our board and help drive value for shareholders.”

Walgreens also announced that it plans to hold an investor day shortly after the consummation of the Alliance Boots merger to give investors greater insight into the company’s financial outlook, business strategy and capital structure. Details will be provided to investors closer to the date of the event.

About Walgreens

As the nation’s largest drugstore chain with fiscal 2013 sales of $72 billion, Walgreens (www.walgreens.com) vision is to be the first choice in health and daily living for everyone in America, and beyond. Each day, in communities across America, more than 8 million customers interact with Walgreens using the most convenient, multichannel access to consumer goods and services and trusted, cost-effective pharmacy, health and wellness services and advice. Walgreens scope of pharmacy services includes retail, specialty, infusion, medical facility and mail service, along with online and mobile services. These services improve health outcomes and lower costs for payers including employers, managed care organizations, health systems, pharmacy benefit managers and the public sector. The company operates 8,192 drugstores in all 50 states, the District of Columbia, Puerto Rico and the U.S. Virgin Islands. Walgreens digital business includes Walgreens.com, drugstore.com, Beauty.com, SkinStore.com and VisionDirect.com. Take Care Health Systems is a Walgreens subsidiary that manages more than 400 in-store convenient care clinics throughout the country.

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